                              Registration  No. __
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
--------------------------------------------------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                  --------------------------------------------

                            CENTRUM INDUSTRIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       34-1654011
---------------------------------              ---------------------------------
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                          6135 TRUST DRIVE, SUITE 104A
                              HOLLAND, OHIO  43528
                                 (419) 868-3441
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   (Address and telephone number of Registrant's Principal Executive Offices)

  ---------------------------------------------------------------------------
  CENTRUM INDUSTRIES, INC. INDIVIDUAL STOCK OPTION AGREEMENTS WITH DIRECTORS,
                        EMPLOYEES, AND FORMER EMPLOYEES
  ---------------------------------------------------------------------------
                           (Full titles of the Plans)

                                            Copies of all communications to:

       TIMOTHY M. HUNTER                    REGINA M. JOSEPH, ESQUIRE
       Chief Financial Officer              Fuller & Henry P.L.L.
       Centrum Industries, Inc.             One SeaGate, Suite 1700
       c/o McInnes Steel Company            P.O. Box 2088
       401 East Main Street                 Toledo, Ohio 43603
       Corry, Pennsylvania 16407            (419) 247-2528
       (814) 664-9664
-----------------------------------------
(Name, address and telephone number of
agent for service)

                        Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------------------
                                                Proposed Maximum        Proposed Maximum
Title of Securities       Amount of Shares      Offering Price per      Aggregate Offering Price   Amount of
to be Registered          to be Registered      Share (2)               (2)                        Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,
$.05 par value per share
(including options to
acquire such Common Stock)   1,875,557 (1)           $2.00                  $3,751,114               $1,136.70
--------------------------------------------------------------------------------------------------------------------

(cover page continued over)

(1) This Registration Statement covers Individual Stock Option Agreements (the "Agreements") for an aggregate amount of 1,875,557 shares of the Registrant's Common Stock issuable upon exercise of stock options granted to the following directors, employees and former employees of Centrum Industries, Inc. or a consolidated subsidiary:


      HOLDER OF AGREEMENT(S)  SHARES SUBJECT TO OPTION  HOLDER OF AGREEMENT(S)  SHARES SUBJECT TO OPTION
      Archer, George W.             19,500              Leyes, John L.                 3,200
      Ayling, John R.               15,000              Manning, Mervyn H.            15,000
      Bevelhymer, Steven J.          3,200              Martucci, Richard J.           2,000
      Callan, Peter J.              23,103              McFarland, Robert A.          20,900
      Cusick, Walter A., Jr.        44,311              Montani, Anthony A.          273,769
      Davis, William C.            130,000              O'Connell, Kevin J.           46,962
      Egbert, William T.            20,000              Piecuch, Jack R.              19,500
      Fulton, Robert J.            296,667              Redding, Albert C.            22,500
      Giangrande, John T.           18,119              Richard, Clarence L.           3,200
      Gray, Robert C.               48,000              Schroder, David R.            15,000
      Hart, David L.                30,000              Schuette, Thomas L.           16,000
      Hotopp, Dale E.                4,400              Seiple, Thomas E.             30,000
      Hunter, Timothy M.           226,702              Shephard, Robert W.           46,962
      Hussong, Anson E.              4,400              Wells, George H.             416,667
      Klaffky, Richard C.           15,000              Wells, Jonathon S.             4,000
      Knight, Donald D.              4,000              Williams, James D.             1,895
      Kuzma, Andrzej M.              8,000              Yeager, Harold D.              3,200
      Kuzma, Donald E.              20,000              Wray, Jean Davis A.              800
      Lalich, Robert N.              3,600

Total 1,875,557

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457 (h) under the Securities Act of 1933 (the "Securities Act").


The Exhibit Index appears after the Signature Page of this Registration
Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

          Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

          Not required to be filed with this Registration Statement.

Item 3. Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by Centrum Industries, Inc., a Delaware corporation (the "Company"), are incorporated as of their respective dates in this Registration Statement by reference:

          A. The Company's Annual Report on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the fiscal year ended March 31, 1997;

          B. All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Exchange Act since March 31, 1997; and

          C. Description of the Company's Common Stock contained in the Company's Registration on Form 8-A/A filed with the Commission on August 29, 1997 (File No. 0-9607).

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

          Not applicable.

Item 5. Interests of Named Experts and Counsel.

          The validity of the Common Stock offered hereby will be passed upon for the Company by Fuller & Henry P.L.L., One SeaGate, Suite 1700, Toledo, Ohio 43604. Attorneys who are associated with Fuller & Henry P.L.L. who have provided advice with respect to this matter in the aggregate own 3,000 shares.

Item 6. Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.
Article 6, Section 6.1 of the Company's Bylaws provides for indemnification of the Company's officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and the company maintains insurance covering certain liabilities of the directors and officers of the company and its subsidiaries.

Item 7. Exemption from Registration Claimed

          Not applicable.

Item 8. Exhibits.

      4.1  Certificate of Incorporation, as amended (filed as Exhibit
           3.1 to the Company's Report on Form 10-K for the fiscal years ended March 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.2  Bylaws, as amended (filed as Exhibit 3.2 to the Company's
           Report on Form 10-K for the fiscal year ended March 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.8  Stock Option Agreement with Anthony A. Montani (filed as
           Exhibit 10.17 to the Company's Report on Form 10-K for the fiscal year ended March 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.9  Stock Option Agreement with Anthony A. Montani (filed as
           Exhibit 10.18 to the Company's Report on Form 10-K for the fiscal year ended March 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.10 Stock Option Agreement with Timothy M. Hunter (filed as
           Exhibit 10.19 to the Company's Report on Form 10-K for the fiscal year ended March 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.11 Stock Option Agreement with Timothy M. Hunter  (filed as
           Exhibit 10.20 to the Company's Report on Form 10-K for the fiscal year ended March 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.12 Model Board of Directors Stock Option Agreement (filed as
           Exhibit 10.24 to the Company's Report on Form 10-Q for the quarter ended December 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.13 Model Board of Directors Stock Option Agreement (filed as
           Exhibit 10.25 to the Company's Report on Form 10-Q for the quarter ended December 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.14 Stock Option Agreement with George H. Wells dated December 2, 1996 (filed as Exhibit 10.26 to the Company's Report on Form 10-Q for the quarter ended December 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.15 Stock Option Agreement with Timothy M. Hunter dated December
           2, 1996 (filed as Exhibit 10.27 to the Company's Report on Form 10-Q for the quarter ended December 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.16 Stock Option Agreement with Anthony A. Montani dated December
           2, 1996 (filed as Exhibit 10.28 to the Company's Report on Form 10-Q for the quarter ended December 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.17 Model Employee Stock Option Agreement for options granted in
           July 1997 (filed as Exhibit 10.30 to the Company's Report on Form 10-Q for the quarter ended June 30, 1997, file number 0-9607, and incorporated herein by reference).

      4.18 Stock Option Agreement with Timothy M. Hunter dated July 21,
           1997 (filed as Exhibit 10.31 to the Company's Report on Form 10-Q for the quarter ended June 30, 1997, file number 0-9607, and incorporated herein by reference).

      4.19 Stock Option Agreement with Anthony A. Montani dated July 21, 1997 (filed as Exhibit 10.32 to the Company's Report on Form 10-Q for the quarter ended June 30, 1997, file number 0-9607, and incorporated herein by reference).

    * 4.20 Stock Option Agreement with William C. Davis dated May 7, 1997, memorializing options granted April 15, 1995.

    * 4.21 Stock Option Agreement with George H. Wells dated May 7, 1997, memorializing options granted January 10, 1993.

    * 4.22 Stock Option Agreement with George H. Wells dated August 15, 1995.

    * 4.23 Stock Option Agreement with Robert J. Fulton dated August 15, 1995.

    * 4.24 Stock Option Agreement with Robert J. Fulton dated January 10, 1993.

    * 4.25 Model Directors Stock Option Agreement for options dated September 1, 1997.

    * 5.1 Opinion of Fuller & Henry P.L.L. regarding the legality of the Common Stock being registered.

    *23.1   Consent of Independent Accountants.

     23.2   Consent of Fuller & Henry P.L.L. (included in Exhibit 5.1).

     24 Power of Attorney (included in the Signature Page of this Registration Statement).

     *  Filed herewith

Item 9. Undertakings.

          (a)   The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or
                     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corry, Commonwealth of Pennsylvania, on this 26th day of August, 1997.

                                        CENTRUM INDUSTRIES, INC.

                                        By: /s/ GEORGE H. WELLS
                                           ---------------------------------
                                           George H. Wells
                                           Chairman of the Board, Chief
                                           Executive Officer and President


        Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints GEORGE H. WELLS and TIMOTHY M. HUNTER, and each of them, as the true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendment), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                          Title                         Date
/S/ GEORGE H. WELLS      Chairman of the Board, Chief Executive   August 26, 1997
-------------------         Officer, President, and Director
George H. Wells              (Principal Executive Officer)

/S/ WILLIAM C. DAVIS         Vice President, Secretary, and       August 26, 1997
--------------------                    Director
William C. Davis

/S/ TIMOTHY M. HUNTER    Chief Financial Officer, Treasurer and   August 26, 1997
---------------------   Assistant Secretary (Principal Financial
Timothy M. Hunter               and Accounting Officer)

/S/ ROBERT J. FULTON                    Director                  August 26, 1997
--------------------
Robert J. Fulton

/S/ DAVID L. HART                       Director                  August 26, 1997
-----------------
David L. Hart

/S/ RICHARD C. KLAFFKY                  Director                  August 26, 1997
----------------------
Richard C. Klaffky

/S/ MERVYN H. MANNING                   Director                  August 26, 1997
---------------------
Mervyn H. Manning

/S/ DAVID R. SCHRODER                   Director                  August 26, 1997
---------------------
David R. Schroder

/S/ THOMAS E. SEIPLE                    Director                  August 26, 1997
--------------------
Thomas E. Seiple

                               INDEX TO EXHIBITS

      4.1  Certificate of Incorporation, as amended (filed as Exhibit
           3.1 to the Company's Report on Form 10-K for the fiscal years ended March 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.2  Bylaws, as amended (filed as Exhibit 3.2 to the Company's
           Report on Form 10-K for the fiscal year ended March 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.8  Stock Option Agreement with Anthony A. Montani (filed as
           Exhibit 10.17 to the Company's Report on Form 10-K for the fiscal year ended March 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.9  Stock Option Agreement with Anthony A. Montani (filed as
           Exhibit 10.18 to the Company's Report on Form 10-K for the fiscal year ended March 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.10 Stock Option Agreement with Timothy M. Hunter (filed as
           Exhibit 10.19 to the Company's Report on Form 10-K for the fiscal year ended March 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.11 Stock Option Agreement with Timothy M. Hunter  (filed as
           Exhibit 10.20 to the Company's Report on Form 10-K for the fiscal year ended March 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.12 Model Board of Directors Stock Option Agreement (filed as
           Exhibit 10.24 to the Company's Report on Form 10-Q for the quarter ended December 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.13 Model Board of Directors Stock Option Agreement (filed as
           Exhibit 10.25 to the Company's Report on Form 10-Q for the quarter ended December 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.14 Stock Option Agreement with George H. Wells dated December 2, 1996 (filed as Exhibit 10.26 to the Company's Report on Form 10-Q for the quarter ended December 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.15 Stock Option Agreement with Timothy M. Hunter dated December
           2, 1996 (filed as Exhibit 10.27 to the Company's Report on Form 10-Q for the quarter ended December 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.16 Stock Option Agreement with Anthony A. Montani dated December
           2, 1996 (filed as Exhibit 10.28 to the Company's Report on Form 10-Q for the quarter ended December 31, 1996, file number 0-9607, and incorporated herein by reference).

      4.17 Model Employee Stock Option Agreement for options granted in
           July 1997 (filed as Exhibit 10.30 to the Company's Report on Form 10-Q for the quarter ended June 30, 1997, file number 0-9607, and incorporated herein by reference).

      4.18 Stock Option Agreement with Timothy M. Hunter dated July 21,
           1997 (filed as Exhibit 10.31 to the Company's Report on Form 10-Q for the quarter ended June 30, 1997, file number 0-9607, and incorporated herein by reference).

      4.19 Stock Option Agreement with Anthony A. Montani dated July 21, 1997 (filed as Exhibit 10.32 to the Company's Report on Form 10-Q for the quarter ended June 30, 1997, file number 0-9607, and incorporated herein by reference).

    * 4.20 Stock Option Agreement with William C. Davis dated May 7, 1997, memorializing options granted April 15, 1995.

    * 4.21 Stock Option Agreement with George H. Wells dated May 7, 1997, memorializing options granted January 10, 1993.

    * 4.22 Stock Option Agreement with George H. Wells dated August 15, 1995.

    * 4.23 Stock Option Agreement with Robert J. Fulton dated August 15, 1995.

    * 4.24 Stock Option Agreement with Robert J. Fulton dated January 10, 1993.

    * 4.25 Model Directors Stock Option Agreement for options dated September 1, 1997.

    * 5.1 Opinion of Fuller & Henry P.L.L. regarding the legality of the Common Stock being registered.

    *23.1  Consent of Independent Accountants.

     23.2  Consent of Fuller & Henry P.L.L. (included in Exhibit 5.1).

     24 Power of Attorney (included in the Signature Page of this Registration Statement).

     *  Filed herewith